UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2007

VALENTIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22987	94-3156660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

863A Mitten Rd., Burlingame, California	94010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (650) 697-1900

Check the appropriate box below if the Form 8-K filing is intended to be simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into A Material Definitive Agreement

On February 1, 2007, Valentis, Inc. (“Valentis”) entered into a Waiver, Consent and Amendment to Agreement and Plan of Merger (the “Amendment”) with Urigen N.A., Inc. (“Urigen”) and Valentis Holdings, Inc. (“Valentis Holdings”), in order to waive, consent to deviations from and modify certain portions of the Agreement and Plan of Merger, dated as of October 5, 2006, by and among Valentis, Valentis Holdings and Urigen (the “Merger Agreement”). Pursuant to the Amendment, among other things:

•             Urigen consented to and waived any additional satisfaction it might have under the terms of the Merger Agreement with respect to Valentis’ prior and future entry into and consummation of sale or licensing arrangements for certain of its capital assets, including, but not limited to, patents, patent applications and related intellectual property and intellectual property rights;

•             Urigen consented to and waived any additional satisfaction it might have under the terms of the Merger Agreement with respect to any failure of Valentis to maintain a listing of its common stock on the Nasdaq Capital Market or any other exchange or quotation service; and

•             Valentis consented to and waived any additional satisfaction it might have under terms of the Merger Agreement with respect to Urigen’s prior issuance of debt in excess of $20,000, as well as Urigen’s prior issuances of shares of its Series B preferred stock, Urigen’s future issuances of shares of its Series B preferred stock in an amount up to $15 million, and Urigen’s future issuances of other equity securities in an amount up to $15 million.

In addition, the Amendment amended the Merger Agreement to provide that shares of Urigen Series B preferred stock shall convert directly into shares of Valentis common stock, rather than into shares of Urigen common stock, upon the consummation of the merger. Notwithstanding any of the foregoing transactions, the Amendment does not alter the aggregate merger consideration to be received by the Urigen stockholders or the Valentis stockholders under the Merger Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Amendment is not intended as a document for investors and the public to obtain factual information about the current state of affairs of Valentis. Rather, investors and the public should look to other disclosures contained in Valentis’ reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

Item 8.01  Other Events.

On February 7, 2007, Valentis and Urigen issued a joint press release announcing the filing of a registration statement on Form S-4 relating to their proposed merger transaction. A copy of the press release announcing the filing of the registration statement on Form S-4 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description

10.1	Waiver, Consent and Amendment to Agreement and Plan of Merger, dated as of February 1, 2007, by and among Valentis, Inc., Valentis Holdings, Inc. and Urigen N.A., Inc.
99.1	Press Release dated February 7, 2007, announcing the filing of a registration statement on Form S-4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALENTIS, INC.

February 7, 2007	/s/ Benjamin F. McGraw, III
Benjamin F. McGraw, III, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Waiver, Consent and Amendment to Agreement and Plan of Merger, dated as of February 1, 2007, by and among Valentis, Inc., Valentis Holdings, Inc. and Urigen N.A., Inc.
99.1	Press Release dated February 7, 2007, announcing the filing of a registration statement on Form S-4.